Exhibit 10.2

REPLACEMENT PROMISSORY NOTE

$12,960,000	August 13, 2013

For value received, BLUEROCK MULTIFAMILY GROWTH REIT, INC. (f/k/a BLUEROCK ENHANCED MULTIFAMILY TRUST, INC.), a Maryland corporation (the “Borrower”), hereby promises to pay to the order of BLUEROCK SPECIAL OPPORTUNITY + INCOME FUND II, LLC, a Delaware limited liability company, and BLUEROCK SPECIAL OPPORTUNITY + INCOME FUND III, LLC, a Delaware limited liability company (together with their successors and assigns, the “Lender”) the principal sum of Twelve Million Nine Hundred Sixty Thousand Dollars ($12,960,000), plus interest, fees and costs, in accordance with the terms and conditions of this promissory note (the “Note”).

This Note is issued, executed and delivered by Borrower to Lender in replacement and full satisfaction of that certain Promissory Note dated October 2, 2012 in the amount of ‘up to’ $12,500,000, as modified by that certain Promissory Note Modification Agreement dated as of March 4, 2013 (together, the “Prior Note”).

This Note shall accrue interest at a simple annual interest rate of the currently pending 30-Day LIBOR Rate plus 6.00%, subject to a minimum interest rate of at least eight and one-half percent (8.5%) per annum. All outstanding principal and interest shall be due and payable on October 2, 2013 (the “Maturity Date”).

This Note may be prepaid in whole or in part at any time or from time to time without penalty. Payments shall be applied first against interest or other charges and/or fees (other than principal), and next to the payment of principal. Borrower expressly acknowledges that a $100,000 lien release fee may be added to the principal balance of this Note upon consummation of the sale by Borrower of a 12.447% interest held by its subsidiary in BR Berry Hill Managing Member, LLC.

If this Note is not paid in full on the Maturity Date, then, at the Lender’s election, all amounts not paid when due at the Maturity Date shall become part of principal and shall thereafter accrue interest at the rate of twelve percent (12%) per annum. In the event of an acceleration of the maturity of this Note (as described below), this Note shall become immediately due and payable without presentation, demand, protest or notice of dishonor, all of which are hereby waived by the Borrower. The Borrower also shall pay and this Note shall evidence Borrower’s obligation to pay Lender any and all actual costs incurred by Lender for the interpretation, performance, exercise, enforcement or protection of its rights hereunder and for the collection of Borrower’s obligations under this Note and for the protection of the security for this Note, including reasonable attorneys’ fees and expenses, and all costs to collect, possess, preserve, repair and liquidate the collateral given by Borrower to secure the obligations owed to Lender.

If the rate of interest required to be paid hereunder exceeds the maximum rate permitted by law, such rate of interest shall be automatically reduced to the maximum rate permitted by law and any amounts collected in excess of the permissible amount shall be returned to Borrower or applied to principal all pursuant to the terms of and as further set forth herein. To the fullest extent permitted by law, interest shall continue to accrue after the filing by or against Borrower of any petition seeking any relief in bankruptcy or under any act or law pertaining to insolvency or debtor relief, whether state, federal or foreign.

If Borrower makes any payment to Lender that is subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party, then, to the extent of such payment, the obligation intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been received by Lender.

The Borrower covenants, warrants, and represents to the Lender that:

(i)	the execution, delivery and performance of this Note have been duly authorized;

(ii)	this Note is enforceable against the Borrower in accordance with its terms;

(iii)	the execution and delivery of this Note does not violate or constitute a breach of any agreement to which the Borrower is a party; and

(iv)	the loan evidenced by this Note is for commercial purposes and will not be used in any consumer transaction.

Payment of this Note is secured by the pledge of the Collateral as that term is defined in that certain Line of Credit and Security Agreement dated October 2, 2012, as amended March 4, 2013 and as further amended by that certain Second Amendment to Line of Credit and Security Agreement dated as of August 9, 2013, among the Borrower and the Lender (the “Pledge Agreement”).

The occurrence of any one or more of the following shall constitute an Event of Default under this Note:

(a)	the Borrower fails to pay Lender any interest, principal or other money due and payable by Borrower to Lender under this Note on or before the Maturity Date thereof;

(b)	the failure of Borrower to comply with any material covenant set forth herein and the expiration of any applicable notice and cure provisions contained herein;

(c)	the occurrence of an Event of Default under the Pledge Agreement and the expiration of any applicable notice and cure provisions contained therein;

(d)	the Borrower terminates its existence, voluntarily or involuntarily, allows the appointment of a receiver for any part of its property or makes an assignment for the benefit of creditors; or

(e)	the Borrower does any of the following:

(i)	admits in writing its inability to pay its debts generally as they become due;

(ii)	consents to, or acquiesce in, the appointment of a receiver, liquidator or trustee of itself or of the whole or any substantial part of its properties or assets;

(iii)	files a petition or answer seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under the Federal Bankruptcy laws or any other applicable law;

(iv)	has a court of competent jurisdiction enter an order, judgment or decree appointing a receiver, liquidator or trustee of Borrower, or of the whole or any substantial part of the property or assets of Borrower, and such order, judgment or decree shall remain unvacated or not set aside or unstayed for sixty (60) days;

(v)	has a petition filed against it seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under the Federal Bankruptcy laws or any other applicable law and such petition shall remain undismissed for sixty (60) days;

(vi)	has, under the provisions of any other law for the relief or aid of debtors, any court of competent jurisdiction assume custody or control of Borrower or of the whole or any substantial part of its property or assets and such custody or control shall remain unterminated or unstayed for sixty (60) days;

(vii) has an attachment or execution levied against any substantial portion of the property of Borrower which is not discharged or dissolved by a bond within thirty (30) days; or

(viii) has any materially adverse change in its financial condition since the date of this Note.

Upon the occurrence of an Event of Default, the Lender may at any time thereafter exercise any one or more of the following remedies:

(a)	the Lender may accelerate the Maturity Date and declare the unpaid principal balance, accrued but unpaid interest and all other amounts payable hereunder at once due and payable,

(b)	the Lender may set off the amount due against any and all accounts, credits, money, securities or other property held by or in the possession of the Lender;

(c)	the Lender may exercise any of its other rights, powers and remedies available at law or in equity. All of the rights and remedies of the Lender under this Note, at law or in equity are cumulative, and the exercise by the Lender of any one or more of such rights and remedies shall not preclude the simultaneous or later exercise by the Lender of any or all such other rights and remedies.

The enumeration of Lender’s rights and remedies herein is not intended to be exhaustive and the exercise by Lender of any right or remedy shall not preclude the exercise of any other rights or remedies, all of which shall be cumulative, and shall be in addition to any other right or remedy given hereunder or under the Pledge Agreements or that may now or hereafter exist in law or in equity or by suit or otherwise.

This Note shall be governed by and construed in accordance with the internal laws of the State of New York, notwithstanding any conflicts-of-law provision to the contrary. The Borrower and Lender waive their respective rights to a jury trial to the maximum extent permitted by law for any claim or cause of action arising out of this Note. Each party has reviewed this waiver with its counsel.

Except as specifically provided herein and except as prohibited by law, Borrower hereby waives presentment, demand, protest and notice of dishonor, as well as the benefit of any exemption under the Homestead and all other exemption or insolvency laws as to this debt.

Lender’s failure at any time to require strict performance by Borrower hereunder shall not waive or affect any right of Lender at any time thereafter to demand strict performance, and any waiver of any Event of Default by Lender shall not waive or affect any other Event of Default, whether prior or subsequent thereto, and whether of the same or a different type. None of the provisions of this Note shall be deemed waived by any act, knowledge or course of dealing of Lender, or its agents, except by an instrument in writing signed by Lender and directed to Borrower specifying such waiver.

All notices, requests, demands and other communications with respect hereto shall be in writing and shall be delivered by hand against a receipt, sent prepaid by FedEx (or a comparable overnight delivery service) or sent by the United States mail, certified, postage prepaid, return receipt requested, at the addresses designated below. Any notice, request, demand or other communication delivered or sent in the manner aforesaid shall be deemed given or made (as the case may be) only when actually received by the intended recipient. Rejection or other refusal to accept or the inability to deliver because of a changed address of which no written notice was given shall be deemed to be receipt of the notice, request, demand or other communication sent as of the date three (3) business days following the date such rejected, refused or undeliverable notice was sent. The Borrower or the Lender may change their addresses by notifying the other party of the new address in any manner permitted by this paragraph.

If to the Borrower:	c/o Bluerock Real Estate
712 Fifth Ave., 9th Floor
New York, New York 10022
Attn: R. Ramin Kamfar
Fax: (212) 843-3411

If to the Lender:	c/o Bluerock Real Estate, LLC
712 Fifth Ave., 9th Floor
New York, New York 10022
Attn: R. Ramin Kamfar
Fax: (212) 843-3411

To the extent any provision herein is prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Note.

This Note shall be binding upon and inure to the benefit of the heirs, successors and assigns of the parties.

IN WITNESS WHEREOF, the Borrower has caused this Note to be executed by its duly authorized company officer, as of the day and year first above written.

Borrower:

BLUEROCK MULTIFAMILY GROWTH REIT, INC.

a Maryland corporation

By:	/s/ Jordan Ruddy
Name:	Jordan Ruddy
Title:	Authorized Signatory